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                                                               EXHIBIT 10(j)

                              GAS STORAGE LEASE

         THIS AGREEMENT, made and entered into this 4th day of October, 1995, by and between Judy L. Fuson, Guardian of Jaimie Nicole Fuson, a minor, P.O. Box 1161, Rt. 190, Pineville, Kentucky 40977, hereinafter called Lessor (whether one or more), and Lonnie D. Ferrin, whose address is 431 Electra Drive, Houston, Texas 77024 hereinafter called Lessee: WITNESSETH
THAT:

         1. Lessor, for and in consideration of the sum of Ten Dollars ($10.00) in hand paid, receipt of which is hereby acknowledged, of the rentals herein provided, and of the agreements of Lessee hereinafter set forth, hereby grants, demises, leases and lets exclusively unto said Lessee the lands hereinafter described for the purpose of the underground storing of natural gas and other gaseous substances, as set forth below, together with the right to construct, replace, inspect, repair, relocate, change the size of and maintain pipelines, electric lines and telephone line, roadways, equipment and structures thereon for use in connection with the underground storage of gas; and also the exclusive right to inject air, gas, water, brine and other fluids from any source into subsurface strata and any and all other rights and privileges necessary, incident to, or convenient for the economical operation of said land, alone or conjointly with neighboring land, for storing gas, said lands being situated in Bell, Kentucky, and being bounded now or formerly substantially as follow, to-wit:

         On the North by lands of Ky. State Forest and O. Gregory

         On the East by lands of Thomas Carnes Trustee

         On the South by lands of Thomas Carnes Trustee

         On the West by lands of Thomas Carnes Trustee and Ky. State Forest

Being the same land conveyed to Lessor by Deed dated April 14, 1987 in Deed Book 251, page 149 from James S. Fuson, et ux.

This Lease also covers and includes all land and interest in land owned or claimed by Lessor adjacent or contiguous to the land particularly described above, whether the same be in said county or counties or in



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adjacent counties. For the purpose of calculating rental payments hereunder, said land is estimated to contain 86 acres, whether it contains more or
                                  --
less.

         2. This Lease shall remain in force for a term of ten (10) years from the date hereof (called "primary term") and as long thereafter as said land is used for gas storage purposes.

         3. Lessee shall have the exclusive right to use and to enter into possession of any formation, stratum or strata underlying the lands hereinabove described (except any formation, stratum or strata bearing potable water or workable coal) for the storage of gas, or other gaseous substances produced in a gaseous state, from whatever source or sources obtained, and may for this purpose re-open and restore to operation any and all abandoned wells on the premises which may have penetrated such formation, stratum or strata, or may drill new wells thereon for the purpose of introducing and storing any kind of gas, or other gaseous substances produced in a gaseous state, in any such formation, stratum or strata and recovering the same therefrom. It is understood that a well need not be drilled on said land to permit the storage of gas or other gaseous substances produced in a gaseous state. Lessee shall be the sole judge as to whether gas or other gaseous substances produced in a gaseous state is stored within the lease premises and Lessee's determination in respect thereto shall be final and conclusive.

As full compensation for the storage rights herein granted and in lieu of any royalty which may become due on the production or removal of stored gas or other gaseous substances produced in a gaseous state from the lease premises. Lessee agrees to pay Lessor on or before each anniversary date hereof an annual rental in an amount equal to Two Dollars ($2.00) per acre covered hereby until such time as Lessee actually utilizes the property covered hereby in connection with underground gas storage purposes, and beginning with the first anniversary date hereof after Lessee has commenced utilizing the property for underground storage purposes, the annual rentals payable to Lessor shall be increased to an amount equal to Four Dollars ($4.00) per acre. Said rental payments may be paid or tendered to Lessor by check or draft of Lessee mailed or delivered to the Lessor at address of Lessor indicated above, or by check or draft of Lessee mailed or delivered to ___________________ bank at ____________________, for deposit to the credit of Lessor. Lessee further agrees to pay Lessor as liquidated damages for the drilling operation and maintenance of each well on the leased premises which is utilized for the storage of gas or other gaseous substances produced in a gaseous state, as well as for the necessary or

                                     2

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

useful surface rights and privileges relating thereto, for the entire term of this agreement, the sum of $100.00 payable in one sum within three months after each well now existing or hereafter drilled upon the lease premises is so utilized. Lessee agrees to give Lessor written notice of the use of the lease premises for such gas storage purposes and of the use of any well drilled thereon for such gas storage purposes. In the event any formation, stratum or strata utilized for storage purposes contains an economically recoverable reserve of native gas. Lessee agrees to compensate Lessor for royalty on such gas as provided below.

         4. In the event Lessor should become entitled to any royalty under the preceding paragraph hereof, such royalty shall be one-eighth (1/8th) of the reasonable market value of the gas at the well, provided, further, however, the reasonable market value shall not in any event exceed the net amount which may be realized by Lessee from the sale of such gas, and it is further understood that if Lessor is entitled to royalty on any such recoverable native gas under the provisions of any oil and gas lease covering said property, Lessee hereunder shall not be required to pay any royalty thereon in addition to the royalty payable under any such oil and gas lease.

         5. The down cash payment is consideration for this Lease according to its terms and shall not be allocated as rental for period. Lessee may at any time, and from time to time, execute and deliver to Lessor or file for record a release or releases of this Lease as to any part or all of said land and thereby be relieved of all obligations as to the released land. If this Lease is released as to a portion of said land, the rental computed in accordance therewith shall thereupon be reduced in the proportion that the acreage released bears to the acreage which was covered by this Lease immediately prior to such release.

         6. Lessee shall have the right, but not the obligation, at any time during or after the expiration of this Lease to remove all property and fixtures placed by Lessee on said land, including the right to draw and remove all casing. When necessary for utilization of the surface for some intended use by Lessor and upon request of Lessor or when deemed necessary by Lessee for protection of the pipeline, Lessee will bury pipelines below ordinary plow depth, and no well shall be drilled within two hundred (200) feet of any residence or born now on said land without Lessor's consent.

         7. The rights or either party hereunder may be assigned in whole or in part, and the provisions hereof shall extend to their heirs, successors and assigns; but no change or division in ownership of the land, rental or royalties, however accomplished, shall operate to enlarge

                                     3

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

the obligation or diminish the rights of Lessee; and no change or division in such ownership shall be binding on Lessee until forty-five (45) days after Lessee shall have been furnished by registered United States Mail at Lessee's principal place of business with certified copy of recorded instrument or instruments evidencing same. In the event of assignment hereof in whole or part, liability for breach of any obligation hereunder shall rest exclusively upon the owner of this Lease or a portion thereof who commits such breach. In the event of the death of any person entitled to rental hereunder, Lessee may pay or tender such rentals to the credit of the decease or the estate of the deceased until such time as Lessee is furnished with proper evidence of the appointment and qualifications of an executor or administrator of the estate, or if there be none, until Lessee is furnished with evidence satisfactory to it as to the heirs or devisees of the deceased and that all debts of the estate have been paid. If at any time two or more persons be entitled to participate in rentals payable hereunder, Lessee may pay or tender said rental jointly to such persons, or at Lessee's election, the proportionate part of rental to which each participant is entitled may be paid or tendered to him separately or to his separate credit in said depository. In the event of assignment of this Lease as to a segregated portion of said land, rental hereunder shall be apportionable as between the several leasehold owners ratably according to the surface area of each and default in rental payment by one shall not affect the rights of other leasehold owners hereunder. If six or more parties become entitle to rental hereunder, Lessee may withhold payment thereof unless and until furnished with a recordable instrument executed by all such parties designating an agent to receive payment for all.

         8. Lessor hereby warrants and agrees to defend the title of said land and agrees that Lessee at its options may discharge any tax, mortgage or other lien upon said land, either in whole or in part, and if Lessee does so, it shall be subrogated to such lien with right to enforce same and apply rentals and royalties accruing hereunder toward satisfying same. When required by state, federal or other law, Lessee may withhold taxes with respect to rental, royalty and other payments hereunder and remit the amounts withheld to the applicable taxing authority for the credit of Lessor. Without impairment of Lessee's rights under the warranty in the event of failure of title, if Lessor owns an interest in the oil or gas on, in or under said land less than the entire fee simple estate, whether or not this Lease purports to cover the whole or a fractional interest, the royalties and rentals to be paid Lessor shall be in accordance with the nature of the estate of which Lessor is seized. Should any one or more of the parties named above as Lessor fail to execute this Lease, it shall nevertheless be binding upon the party or parties executing the same. Failure of Lessee to reduce rental paid

                                     4

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

hereunder shall not impair the right of Lessee to reduce any royalties which may be payable hereunder.

         9. Should Lessee be prevented from complying with any express or implied covenant of this Lease, from utilizing the property for underground storage purposes by reason of scarcity of or an inability to obtain or to use equipment or material or failure or breakdown of equipment, or by operation of force majeure, any federal or state law or any order, rule or regulation of governmental authority, then while so prevented, Lessee's obligation to comply with such covenant shall be suspended and this Lease shall be extended while and so long as Lessee is prevented by any such cause from utilizing the property for underground storage purposes and the time while Lessee is so prevented shall not be counted against Lessee, anything in this Lease to the contrary notwithstanding.

         10. Each singular person herein shall include the plural whenever applicable.

         IN WITNESS WHEREOF, this instrument is executed on the date first above written.



                                            /s/ Judy L. Fuson
                                            ---------------------------------
                                            Judy L. Fuson, Guardian of Jaimie
                                            Nicole Fuson, a Minor


APPROVED THIS 4th DAY OF
OCTOBER, 1995



/s/ James r. [illegible]
---------------------------
Judge, Bell District Court


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

                               ACKNOWLEDGEMENT

STATE OF KENTUCKY )
                  )
COUNTY OF BELL    )

         I, Joann Baker, a Notary Public in and for said County and State aforesaid, do hereby certify that Judy L. Fuson, Guardian for Jaimie Nicole Fuson, a minor, personally known to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person, and acknowledged that she signed, sealed and delivered the said instrument as her free and voluntary act for the uses and purposes therein set forth, and desired the same to be recorded as such.

         Given under my hand and ___________ Seal, this 4th day of October, 1995.

         My commission expires      7-29-96     .
                               -----------------


                                                 /s/ Joann Baker
                                            ----------------------------
                                            Notary Public


This instrument prepared by:

Benjamin C. Cubbage, Jr.
600 Barrett Blvd., P.O. Box 17
Henderson, Kentucky  42420


/s/ Benjamin C. Cubbage
-----------------------



                                     6

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                     ASSIGNMENT AND ASSUMPTION AGREEMENT
                     -----------------------------------
                                 (QUITCLAIM)


         THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is entered into this 10 day of November, 1995, by and between LONNIE D. FERRIN ("Seller"), and DELTA NATURAL GAS COMPANY, INC., a Kentucky corporation ("Purchaser"). Capitalized terms used herein and in the attachments hereto shall have the meanings set forth in the Agreement (as defined below) unless otherwise stated herein.


                            W I T N E S S E T H:
                            - - - - - - - - - -


         THAT WHEREAS, on March 1, 1995 Seller and Purchaser entered into an Agreement for Purchase and Sale of Assets (the "Agreement") pursuant to which Seller agreed to transfer, assign and convey to Purchaser and Purchaser agreed to purchase and acquire from Seller certain of the property and assets of Seller located in Bell County, Kentucky; and

         WHEREAS, pursuant to the Agreement, Seller is willing to transfer and assign to Purchaser and Purchaser is willing to acquire and accept from Seller and assume all liabilities under those certain leases and agreements set forth and described on Exhibit A attached hereto (collectively the
                           ---------
"Leases"); and

         WHEREAS, subject to the terms and conditions of the Agreement, Seller desires to now transfer and assign to Purchaser the Leases, and Purchaser desires to accept and assume same, pursuant to and in discharge of their respective obligations set forth in the Agreement.

         NOW, THEREFORE, for and in consideration of the performance and observance of the terms and conditions contained herein and set forth in the Agreement, the terms and conditions of which are incorporated herein by reference, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller does hereby sell, transfer, assign and quitclaim to Purchaser, its successors and assigns, all of Seller's right, title and interest in and to the Leases. It is understood and agreed that this is a quitclaim assignment of the leases described on Exhibit A and that Seller is not warranting title to any of such leases. It is further agreed and acknowledged that this Assignment shall be governed by and construed in accordance with the terms and conditions of the Agreement.

         Purchaser does hereby accept the transfer and assignment of the Leases made herein and does hereby assume same and agree to pay or discharge when

                                     7

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

due and perform in full all of Seller's duties and obligations under the Leases arising on or after the date hereof.

         IN WITNESS WHEREOF, the parties have executed this Assignment and Assumption Agreement on this the day and year first above written.

                                 "SELLER"


                                     /s/ LONNIE D. FERRIN
                                 -------------------------------
                                 LONNIE D. FERRIN


                                 "PURCHASER"


                                 DELTA NATURAL GAS COMPANY, INC.,
                                 a Kentucky corporation


                                 BY:    /s/ GLENN R. JENNINGS
                                    ----------------------------

                                 ITS:    President & CEO
                                     ---------------------------

STATE OF KENTUCKY)

COUNTY OF JEFFERSON)

         The foregoing Agreement was subscribed, sworn to and acknowledged before me this 10th day of November, 1995, by Lonnie D. Ferrin.

         My Commission Expires:    4-15-98
                                -------------------

                                                    /s/ Suzan N. Ellis
                                              -----------------------------
                                              NOTARY PUBLIC




                                     8

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

STATE OF KENTUCKY)

COUNTY OF JEFFERSON)

         The foregoing Agreement was subscribed, sworn to and acknowledged before me this 10th day of November, 1995, by Glen Jennings as President of Delta Natural Gas Company, Inc., a Kentucky corporation, for and on behalf of the corporation.

         My Commission Expires:    4-15-98
                                ----------------------

                                            /s/ Suzan N. Ellis
                                       -----------------------------
                                       NOTARY PUBLIC




                                     9

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

THIS INSTRUMENT PREPARED BY:

STOLL, KEENON & PARK
201 E. Main Street
Suite 1000
Lexington, Kentucky 40507
(606) 231-3000



BY:  /s/ J. MEL CAMENISCH, JR.
   ------------------------------
   J. Mel Camenisch, Jr.





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                                  EXHIBIT A
                                  ---------

         Attachment to that certain Assignment and Assumption Agreement between Lonnie D. Ferrin and Delta Natural Gas Company dated November 10, 1995.


1. Oil and Gas Lease dated October 15, 1992 from Earlene Z. Smith to Equitable Resources Exploration and recorded in Lease Book 39, Page 677 in the Bell County Clerk's office, as assigned in that Amendment No. 1 and Novation to Underground Storage Lease and Agreement (Canada Mountain Field) dated March 22, 1995 by and between Equitable Resources Exploration, Lonnie D. Ferrin and Delta Natural Gas Company and recorded in Lease Book 40, Page 832 in the aforesaid Clerk's office.

2. Oil and Gas Lease dated November 19, 1992 from James Earl Fuson, Guardian for Jaimie Nicole "Sweet Pea" Fuson, a single minor, to Equitable Resources Exploration and recorded in Lease Book 39, 741 in the Bell County Clerk's office, as assigned in that Amendment No. 1 and Novation to Underground Storage Lease and Agreement (Canada Mountain Field) dated March 22, 1995 by and between Equitable Resources Exploration, Lonnie D. Ferrin and Delta Natural Gas Company and recorded in Lease Book 40, Page 832 in the aforesaid Clerk's office.

3. Oil and Gas Lease dated January 11, 1993 from James Earl Fuson and Judy L. Fuson, husband and wife, to Equitable Resources Exploration and recorded in Lease Book 39, Page 800 in the Bell County Clerk's office, as assigned in that Amendment No. 1 and Novation to Underground Storage Lease and Agreement (Canada Mountain Field) dated March 22, 1995 by and between Equitable Resources Exploration, Lonnie D. Ferrin and Delta Natural Gas Company and recorded in Lease Book 40, Page 832 in the aforesaid Clerk's office.

4. Oil and Gas Lease dated September 2, 1992 from Zella Fuson, widow, Barbara Fuson Evans and Rabon Evans to Equitable Resources Exploration and recorded in Lease Book 39, Page 665 in the Bell County Clerk's office, as assigned in that Amendment No. 1 and Novation to Underground Storage Lease and Agreement (Canada Mountain Field) dated March 22, 1995 by and between Equitable Resources Exploration, Lonnie D. Ferrin and Delta Natural Gas Company and recorded in Lease Book 40, Page 832 in the aforesaid Clerk's office.

5. Gas Storage Lease dated October 4, 1995 from Judy L. Fuson, Guardian of Jaimie Nicole Fuson, a minor, to Lonnie D. Ferrin and recorded in Lease Book 40, Page 799 in the Bell County Clerk's office.



                                     11